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                                                                    Exhibit 5.1



                                       April 13, 1998



Patriot American Hospitality, Inc.
1950 Stemmons Freeway
Suite 6001
Dallas, Texas 75207

Wyndham International, Inc.
1950 Stemmons Freeway
Suite 6001
Dallas, Texas 75207

     Re:   Legality of Securities to be Registered
           under Registration Statement on Form S-3
           ----------------------------------------

Ladies and Gentlemen:


This opinion is furnished in connection with the filing by Patriot American Hospitality, Inc., a Delaware corporation ("Patriot"), and Wyndham International, Inc., a Delaware corporation ("Wyndham International" and, together with Patriot, the "Companies"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to 1,086,091 shares of paired common stock, par value $.01 per share (the "Common Stock") of the Companies (the "Registered Shares").

In connection with rendering this opinion,. we have examined the Amended and Restated Certificate of Incorporation of each of the Companies, as amended through the date hereof and on file with the Secretary of State of the State of Delaware, the Amended and Restated Bylaws of each of the Companies, such records of the corporate proceedings of the Companies as we deemed material, the Registration Statement and the exhibits thereto, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us a certified, photostatic or facsimile copies, the authenticity of the orginals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and


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Patriot American Hospitality, Inc.
Wyndham International, Inc.
April 13, 1998
Page 2


certificates, documents, statements and other information of the Companies or representatives or officers thereof.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Delaware General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Delaware.

     Based upon the foregoing, we are of the opinion that under the Delaware General Corporation Law, pursuant to which the Companies were incorporated, the Registered Shares have been validly issued and are fully paid and nonassessable.

     The foregoing assumes that all requisite steps were taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of such Registration Statement.


                                       Very truly yours,

                                       /s/ GOODWIN, PROCTER & HOAR LLP
                                       -------------------------------
                                       Goodwin, Procter & Hoar LLP